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                                 EXHIBIT 10.20

                          STOCK REPURCHASE AGREEMENT


      THIS STOCK REPURCHASE AGREEMENT ("Agreement") is made and entered into
                                        ---------
this 26th day of January, 1995, by and between KYLE KIRKLAND, an individual ("Kirkland"), and IMAGE ENTERTAINMENT, INC., a California corporation (the
- ----------
"Company").
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                                   RECITALS

      A. On November 18, 1991, the Company issued a warrant to Dabney Resnick, Inc., formerly Dabney Resnick & Wagner ("D/R"), in consideration for
                                                    ---
           investment banking services rendered in connection with the Company's $20 million senior debt financing with Sun Life Insurance Company of America.

      B. On January 7, 1992, D/R transferred a portion of the warrant representing 243,286 stock units to Kirkland.

      C. On January 27, 1994, Kirkland effected a cashless exercise of the warrant for 100,000 stock units and received a net issuance of 67,871 unregistered shares, which such 67,871 unregistered shares Kirkland subsequently sold under Rule 144.

      D. On August 3, 1994, Kirkland effected a cashless exercise of the warrant for 143,286 stock units, the balance of the stock units covered by the warrant, and received a net issuance of 99,721 unregistered shares, 39,721 shares of which Kirkland sold under Rule 144.

      E. On January 12, 1995, the Company's Board of Directors authorized the repurchase of up to one million shares of the Company's common stock.

      F. As of the date hereof, Kirkland owns 60,000 shares, representing the unsold balance of the August 3, 1994 warrant exercise (the "Shares"),
                                                                       ------
           and the closing price of the Company's common stock was $7.75.

      G. Kirkland desires to sell the Shares to the Company and the Company deems it to be in its best interest to purchase such Shares, upon the terms and conditions set forth below.

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.   PURCHASE AND SALE OF THE SHARES.  Kirkland hereby sells, assigns,
           -------------------------------
      transfers and delivers to the Company all of the Shares by delivery to the Company of Stock Certificate No. 19937 evidencing the same, duly endorsed for transfer and signature guaranteed by a bank or trust company and, against delivery thereof and in full payment therefor, the Company hereby agrees to deliver to Kirkland, upon
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           receipt of said Certificate, its check in the total amount of
           $446,250.00, representing a purchase price of $7.4375 per share.

      2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby
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           represents and warrants that:

           a. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all of the requisite corporate power and authority to carry out the transaction contemplated by this Agreement;

           b. The execution, delivery and performance of this Agreement have been duly authorized by the Company's Board of Directors and shall not violate any provisions of any judicial or governmental decree, order or judgment, or conflict with, or result in a breach of, or constitute a default under any agreement, instrument or understanding to which the Company is a party or by which the Company is bound; and,

           c. The Company's annual report of Form 10-K for the fiscal year ended March 31, 1994 and its quarterly reports on Form 10-Q for the periods ended June 30, 1994 and September 30, 1994, copies of which have been made available to Kirkland by the Company, contained no untrue statement of any material fact and did not omit a material fact required to be stated therein where necessary to make the statements therein not misleading.

      3.   REPRESENTATIONS AND WARRANTIES OF KIRKLAND.  Kirkland hereby
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           represents and warrants that:

           a. Kirkland is the owner of the Share, beneficially and of record, and that such Shares are free and clear of all liens, claims and encumbrances of any kind; and,

           b. Kirkland and Kirkland's legal and financial advisors (collectively, "Advisors") have carefully read this Agreement;
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                 that all documents, records and books pertaining to this
                 transaction have been made available to Kirkland and his Advisors for inspection; that in evaluating the fairness and adequacy of this transaction Kirkland and his Advisors have not relied upon any representations or other information, whether oral or written, other than as set forth herein; and, that Kirkland and his Advisors have had the opportunity to discuss this transaction with representatives of the Company and to ask questions of them.

      4.   GENERAL PROVISIONS.
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           a.    Assignment.  Neither party will assign or transfer the whole or
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                 any part of this Agreement to any person, firm or
                 company without the prior written consent of the other party.

           b.    Governing Law.  This Agreement shall be construed and
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                 interpreted in accordance with the laws of California
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                 applicable to contracts made and fully performed in California, and the state and/or federal courts in Los Angeles, California shall have exclusive jurisdiction.

           c.    No Implied Waivers.  The failure of one party hereto at any
                 ------------------
                 time to require performance by the other of any provision hereof will not in any way affect such party's right to require full performance thereof at any time thereafter nor will the waiver by one party hereto of a breach of any provision hereof be taken or held to be the waiver by such party of any succeeding breach of such provision or as a waiver of the provision itself.

           d.    Notice.  All notices hereunder will be in writing, and will be
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                 sent by regular mail (or transmission by facsimile transmission if confirmed by such mailing), and will be directed to the following addresses, or at such other address as may be specified in a notice given in accordance herewith:

                 To Kirkland:          Kirkland Messina, Inc.
                                 11100 Santa Monica Blvd., Ste. 825
                                 Los Angeles, 90025
                                 Attn:  Kyle Kirkland

                 To Image:       Image Entertainment, Inc.
                                 9333 Oso Avenue
                                 Chatsworth, CA 91311
                                 Attn:   Cheryl Lee, Esq., CAO & General Counsel

           e.    Entire Agreement and Modification.  This Agreement constitutes
                 ---------------------------------
                 the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous communications or agreements with regard to the subject matter hereof. This Agreement may not be modified except in writing signed by each party hereto.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.
                                 "KIRKLAND":
                                  --------


                                 _______________________________________________
                                 KYLE KIRKLAND, an individual



                                 THE "COMPANY":
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                                 IMAGE ENTERTAINMENT, INC.
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                                 _______________________________________________
                                 MARTIN W. GREENWALD, President